SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                     Date of Report: (date of earliest event
                          reported): December 29, 2000


                              LACLEDE STEEL COMPANY
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)



Delaware                        0-3855                        43-0368310
---------------              ------------                ---------------------
(State or Other              (Commission                   (I.R.S. Employer
Jurisdiction of              File Number)                Identification Number)
Incorporation)



440 North Fourth Street, 3rd Floor

St. Louis, Missouri                                              63102
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(Address of Principal Executive Offices)                       (Zip Code)


               Registrant's telephone number, including area code
                                 (314) 425-1400
                                 --------------

Item 3.  Bankruptcy or Receivership.

     On January 2, 2001, the Registrant announced that it emerged on December 29, 2000 from reorganization under Chapter 11 of the United States Bankruptcy Code pursuant to the Registrant's Restated Second Amended Joint Plan of Reorganization (the "Plan").

     Under terms of the Plan, all of the Registrant's currently outstanding preferred stock, no par value (416,667 shares outstanding) and common stock, $0.01 par value (4,056,140 shares outstanding) have been canceled as of December 29, 2000 ("Effective Date") and no payments will be made on claims arising from or related to such equity interests.

     As previously reported, after the Effective Date, the Registrant will be authorized by its amended and restated certificate of incorporation to issue 8,000,000 shares of common stock, $0.01 par value per share ("New Common Stock"). Under the Plan, 4,400,000 shares of New Common Stock will be issued and outstanding immediately following the Effective Date and 600,000 options for new Common Stock will be issued to non-management employees one year after the Effective Date.

The Registrant's press release dated January 2, 2001 filed as Exhibit 20 hereto is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              Exhibit No.
                  (Referenced to Item 601(b) of Regulation S-K)


              Exhibit 20 - Press release of the Registrant dated January 2, 2001


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LACLEDE STEEL COMPANY
                                           (Registrant)

Date:  January 2, 2001                     By: /s/ Michael H. Lane
                                              ---------------------------------
                                               Michael H. Lane
                                               Executive Vice President and
                                                  Chief Financial Officer


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